                                                                EXHIBIT 99.3

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (the "AGREEMENT") is made and entered into as of August 22, 2002, by and among: URS CORPORATION, a Delaware corporation ("PARENT"); URS HOLDINGS, INC., a Delaware corporation and a wholly owned subsidiary of Parent; URS-LSS HOLDINGS, INC., a Delaware corporation and a wholly owned subsidiary of Parent (together with URS Holdings, Inc, the "MERGER SUBS"); EG&G TECHNICAL SERVICES HOLDINGS, L.L.C., as the Holder Representative (the "HOLDER REPRESENTATIVE"); and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association (the "ESCROW AGENT"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement, a copy of which is attached hereto.

                                    RECITALS

      A. Parent, the Merger Subs, Carlyle-EG&G Holdings Corp., (a "TARGET COMPANY"), Lear Siegler Services, Inc. (a "TARGET COMPANY" and, together with Carlyle-EG&G Holdings Corp., the "TARGET COMPANIES"), and the Holder Representative have entered into an Agreement and Plan of Merger and Reorganization dated as of July 16, 2002 (the "MERGER AGREEMENT"), pursuant to which the Target Companies will merge with and into the Merger Subs, and the stockholders of the Target Companies as of the Effective Time (as defined in the Merger Agreement) (the "TARGET STOCKHOLDERS") will receive, among other consideration, cash and shares of Series D Convertible Participating Preferred Stock of Parent (the "BRIDGE PREFERRED").

      B. The Merger Agreement contemplates the establishment of an escrow arrangement to (i) allow for adjustments to the Cash Merger Consideration resulting from any differences between the Estimated Net Debt at Closing and the Final Net Debt at Closing as set forth in Section 2.02 of the Merger Agreement and (ii) secure the indemnification rights of the Parent Indemnitees under
Article VIII of the Merger Agreement.

      C. Pursuant to Section 9.01 of the Merger Agreement, EG&G Technical Services Holdings, L.L.C. has been designated the Holder Representative for, among other things, certain matters set forth in Articles VIII and IX of the Merger Agreement.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

      1.    ESCROW FUNDS.

            (a) ESCROWED CASH. Immediately following the Closing, Parent shall deposit with the Escrow Agent, in immediately available funds, $5,000,000 (the "CASH ESCROW FUND"), to be held in escrow and invested by the Escrow Agent as provided in this Agreement. The Cash Escrow Fund shall be used only in connection with adjusting the Cash Merger Consideration as a result of differences between the Estimated Net Debt at Closing and the Final Net Debt at Closing as set forth in Section 2.02 of the Merger Agreement.


                                       1.

            (b) ESCROWED SHARES. Immediately following the Closing, Parent shall deliver to the Escrow Agent a certificate or certificates for shares of Bridge Preferred with an aggregate Liquidation Preference (as defined in the Merger Agreement) of $20,000,000 (determined as set forth in Section 2.01(e) of the Merger Agreement) (the "STOCK ESCROW FUND"), to be registered in the name of Embassy & Co. as nominee of the Escrow Agent and held in escrow by the Escrow Agent as provided in this Agreement. The Cash Escrow Fund and the Stock Escrow Fund shall be known collectively as the "ESCROW FUNDS." The shares of Bridge Preferred being held in the Stock Escrow Fund shall be referred to as the "ESCROW SHARES". The Escrow Funds shall be held as trust funds and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Target Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Funds and to hold each of the Cash Escrow Fund and the Stock Escrow Fund in a separate escrow account (collectively, the "ESCROW ACCOUNTS") subject to the terms and conditions of this Agreement.

            (c) VOTING OF ESCROW SHARES. The Escrow Agent shall cause to be voted all of the Escrow Shares in the Stock Escrow Fund as to which it receives written instructions from the Target Stockholders whose Escrow Shares have been deposited into the Stock Escrow Fund in accordance with such instructions. The Escrow Agent shall rely upon the number of Escrow Shares set forth next to the name of each Target Stockholder on Exhibit A (as such Exhibit is revised from time to time by the written direction of Parent and the Holder Representative) hereto in determining how many shares of Escrow Shares a Target Stockholder has authority to cause the Escrow Agent to cause to be voted. In the absence of written directions from a Target Stockholder as to how Escrow Shares attributable to such Target Stockholder are to be voted, the Escrow Agent need not vote such shares. The Escrow Agent need not deliver proxy statements or other documents it may receive from Parent or any other person on behalf of Parent to the Target Stockholders

            (d) DIVIDENDS, ETC. Any cash, securities or other property paid, whether by way of dividend or otherwise (other than shares distributed pursuant to a stock split), in respect of any Escrow Shares shall be distributed to the Target Stockholders in accordance with their ownership of such Escrow Shares as provided on Exhibit A. Any cash, securities or other property paid in exchange for any Escrow Shares shall not be distributed to the Target Stockholders, but rather shall be distributed to and held by the Escrow Agent in the Stock Escrow Fund. Unless and until the Escrow Agent shall actually receive such cash, securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Stock Escrow Fund are all that the Escrow Agent is required to hold in such account. At the time any Escrow Shares are released from the Stock Escrow Fund to any Person pursuant to this Agreement, any cash, securities or other property previously received by the Escrow Agent in exchange for such Escrow Shares or shares distributed pursuant to a stock split of Escrow Shares shall be released from the Stock Escrow Fund to such Person.

            (e) CONVERSION OF BRIDGE PREFERRED. Upon conversion of any of the Escrow Shares into shares of Parent Common Stock or Series E Senior Cumulative Convertible Participating Preferred Stock (the "SERIES E PREFERRED"), such shares of Common Stock or Series E Preferred Stock will be deemed to be "ESCROW SHARES" and will be governed by this Agreement in all respects. The Escrow Agent, as registered owner of the Escrow Shares, shall elect to convert Bridge Preferred held as Escrow Shares into either Parent Common Stock or


                                       2.

Series E Preferred upon the written direction of a Target Stockholder, to which written direction shall be attached the execution versions of documents required to be delivered to Parent to effect such conversion. Upon such conversion, Parent shall deliver to the Escrow Agent, in exchange for the applicable number of shares of Bridge Preferred, (i) the appropriate number of shares of Parent Common Stock or Series E Preferred, as applicable, and (ii) a revised version of Exhibit A, showing the correct allocation among the Target Stockholders of Bridge Preferred, Parent Common Stock and Series E Preferred being held as Escrow Shares. At any time, the Escrow Agent may assume that the most recent version of Exhibit A it has received correctly states the numbers and types of Escrow Shares it is required to hold in the Escrow Funds. At any one time, there will be only one class of stock outstanding constituting Escrow Shares.

            (f) NOTICE OF TRANSFER. No transfer of any interests of the Target Stockholders in the Escrow Accounts or the Escrow Shares shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

            (g) FRACTIONAL SHARES. No fractional shares of the Escrow Shares shall be retained in or released from the Escrow pursuant to this Agreement. In connection with any release of Escrow Shares from the Stock Escrow Fund, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Stock Escrow Fund and in order to avoid releasing any fractional share from the Stock Escrow Fund. When shares are "rounded down", cash-in-lieu payments shall be made to the appropriate Target Stockholder, and Parent shall provide the cash required to make such payments to the Escrow Agent.

      2. ADMINISTRATION OF CASH ESCROW FUND. Upon final determination of the Final Net Debt at Closing in accordance with Sections 2.02(c) and (d) of the Merger Agreement, each of Parent and the Holder Representative shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the Cash Escrow Fund as follows:

            (a) FINAL NET DEBT AT CLOSING LESS THAN ESTIMATED NET DEBT AT CLOSING. If the Estimated Net Debt at Closing exceeds the Final Net Debt at Closing, then, promptly following the date on which the Escrow Agent receives such written instructions (the "NOTIFICATION DATE"), and in any event within five (5) business days of the Notification Date, the Escrow Agent shall distribute to the Target Stockholders the Cash Escrow Fund (together with all interest earned thereon) pro rata based on the percentage interests in the Cash Escrow Fund set forth on Exhibit A then in effect.

            (b) FINAL NET DEBT AT CLOSING MORE THAN ESTIMATED NET DEBT AT CLOSING. If the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, then, promptly following the Notification Date, and in any event within five (5) business days of the Notification Date, the Escrow Agent shall pay to Parent from the Cash Escrow Fund the amount by which the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, together with all interest earned on such amount. Any remaining cash in the Cash Escrow Fund (together with all interest earned on such amount) shall be distributed to the Target Stockholders pro rata based on the percentage interests in the Cash Escrow Fund set forth on Exhibit A then in effect.

      3. ADMINISTRATION OF STOCK ESCROW FUND. Except as otherwise provided herein, the Escrow Agent shall administer the Stock Escrow Fund as follows:


                                       3.

            (a) If any Parent Indemnitee has or claims to have incurred or suffered Losses for which it is or may be entitled to indemnification, compensation or reimbursement under Article VIII of the Merger Agreement, Parent may, on or prior to the Stock Escrow Fund Termination Date (defined below), deliver a written notice of claim (a "CLAIM NOTICE") to the Escrow Agent and the Holder Representative. Each Claim Notice shall state that such Parent Indemnitee believes that there is or has been a breach of a representation, warranty, covenant or obligation of either of the Target Companies contained in the Merger Agreement or closing certificates delivered in connection therewith. Each Claim Notice also shall specifically allege the inaccuracy or breach of a specific representation, warranty, covenant or obligation for a claim made pursuant to
Article VIII of the Merger Agreement and shall contain a reasonable description of the circumstances supporting such Parent Indemnitee's belief that there is or has been such a breach or that such Parent Indemnitee is or may be so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary good faith estimate of the amount of the Damages such Parent Indemnitee claims to have so incurred or suffered and for which such Parent Indemnitee believes it is or may be entitled to indemnification pursuant to Article VIII of the Merger Agreement (the "CLAIMED AMOUNT").

            (b) Within 20 business days after receipt by the Escrow Agent of a Claim Notice, the Holder Representative may deliver to Parent, to the Parent Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "RESPONSE NOTICE") in which the Holder Representative: (i) agrees that a whole number of Escrow Shares having a "MARKET VALUE" (as defined below) equal to the full Claimed Amount may be released from the Stock Escrow Fund to the Parent Indemnitee; (ii) agrees that a whole number of Escrow Shares having a Market Value equal to an amount less than the Claimed Amount (the "AGREED AMOUNT") may be released from the Stock Escrow Fund to the Parent Indemnitee; or
(iii) indicates that no part of the Claimed Amount may be released from the Stock Escrow Fund to the Parent Indemnitee. Any part of the Claimed Amount that is not to be released to the Parent Indemnitee shall be the "CONTESTED AMOUNT." If a Response Notice is not received by the Escrow Agent within such 20 business day period, then the Holder Representative shall be deemed to have agreed that a whole number of Escrow Shares having a Market Value equal to the full Claimed Amount may be released from the Stock Escrow Fund.

            (c) If the Holder Representative delivers a Response Notice agreeing that Escrow Shares having a Market Value equal to the full Claimed Amount may be released from the Stock Escrow Fund to the Parent Indemnitee, or if the Holder Representative does not deliver a Response Notice in accordance with Section 3(b) above, the Escrow Agent shall, promptly following the receipt of the Response Notice (or, if the Escrow Agent has not received a Response Notice, promptly following the expiration of the 20 business day period referred to in Section 3(b) above) and subject to Section 3(h) below, deliver to such Parent Indemnitee such Escrow Shares.

            (d) If the Holder Representative delivers a Response Notice agreeing that Escrow Shares having a Market Value equal to the Agreed Amount may be released from the Stock Escrow Fund to the Parent Indemnitee, the Escrow Agent shall, promptly following the receipt of the Response Notice and subject to Section 3(h) below, deliver to such Parent Indemnitee such Escrow Shares.


                                       4.

            (e) If the Holder Representative delivers a Response Notice indicating that there is a Contested Amount, the Holder Representative and the Parent Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Parent Indemnitee and the Holder Representative shall resolve such dispute, such resolution shall be binding on the Parent Indemnitee and the Holder Representative and a settlement agreement shall be signed by the Parent Indemnitee and the Holder Representative and sent to the Escrow Agent, who shall, upon receipt thereof and subject to Section 3(h) below, release Escrow Shares from the Stock Escrow Fund in accordance with such agreement.

            (f) If the Holder Representative and the Parent Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in the County of New Castle in the State of Delaware in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"). Arbitration will be conducted by three arbitrators: one selected by Parent, one selected by the Holder Representative and the third selected by the first two arbitrators. If the Holder Representative or Parent, as applicable, fails to select an arbitrator within 10 calendar days following the expiration of the 30-business day period referred to in the first sentence of this Section 3(f), then the party that has not failed to select an arbitrator shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The parties further agree that discovery shall be completed at least 20 business days prior to the date of the arbitration hearing. The final decision of the arbitrators shall be furnished to the Holder Representative, Parent, the Parent Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Target Stockholders, the Parent Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the non-prevailing party shall be deemed to be the Parent Indemnitee if it is entitled to recover no more than 50% of the Contested Amount; otherwise it shall be the Target Stockholders.

            (g) Subject to Section 3(h) below, the Escrow Agent shall release Escrow Shares from the Stock Escrow Fund in connection with any Contested Amount within five business days after the delivery to it of, and in accordance with:
(i) a copy of a settlement agreement executed by the Parent Indemnitee and the Holder Representative setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Stock Escrow Fund, with respect to such Contested Amount; or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Stock Escrow Fund, with respect to such Contested Amount.

            (h) The Escrow Agent shall not be entitled to release any Escrow Shares from the Stock Escrow Fund pursuant to Section 3(a) hereof until such time as the Claimed Amount to be released to the Parent Indemnitees exceeds $3,000,000 (the "DAMAGES THRESHOLD") in the


                                       5.

aggregate; provided, however that such Damages Threshold shall not apply to any Claimed Amount arising from claims made pursuant to Section 8.02(c) of the Merger Agreement and any such amount released shall not be included for purposes of determining whether the Claimed Amount released to the Parent Indemnitees exceeds the Damages Threshold for purposes of this Section 3(h).

            (i) The Stock Escrow Fund shall terminate 12 months from the date hereof (the "STOCK ESCROW FUND TERMINATION DATE"); provided, however, that if, on the date that is six months after the date hereof (the "EARLY RELEASE DATE") no Claims Notices that have been delivered are then outstanding, one-half of the Escrow Shares shall be released from the Stock Escrow Fund to the Target Stockholders in accordance with the percentage interests in the Stock Escrow Fund as specified on Exhibit A. In the event that, on the Early Release Date, any Parent Indemnitee has given a Claim Notice containing a claim which (i) has been resolved and amounts have been paid out of the Stock Escrow Fund in accordance with this Section 3 (each, a "PAID CLAIM") or (ii) has not been resolved prior to the Early Release Date in accordance with this Section 3, the Escrow Agent shall release to the Target Stockholders in accordance with the percentage interests in the Stock Escrow Fund as specified on Exhibit A only that number of Escrow Shares with a Market Value equal to one-half of the difference of (A) $20,000,000 less (B) the number of Escrow Shares having a Market Value equal to the sum of 100% of all Paid Claims plus all Claimed Amounts (excluding paid amounts). All Escrow Shares released pursuant to this
Section 3(i) shall be released in accordance with Section 4(c) below.

      4.    RELEASE OF ESCROW SHARES.

            (a) The Escrow Agent is not the stock transfer agent for the Escrow Shares. Accordingly, if a distribution of a number of Escrow Shares less than all of the Escrow Shares held in the Stock Escrow Fund is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrow Shares to the Person entitled to them when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Parent shall instruct such stock transfer agent to act in accordance with such instructions of the Escrow Agent. Distributions of Escrow Shares shall be made to the Target Stockholders at the addresses set forth for such stockholders on Exhibit A hereto. Whenever a distribution is to be made to the Target Stockholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Funds set forth on Exhibit A as then in effect.

            (b) Within five business days after the Stock Escrow Fund Termination Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Escrow Shares to distribute to each of the Target Stockholders such Target Stockholder's pro rata portion of the Escrow Shares then held in escrow based on the percentage interests in the Stock Escrow Funds set forth in Exhibit A as then in effect; provided, however, that notwithstanding the foregoing, if, prior to the Stock Escrow Fund Termination Date, any Parent Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Stock Escrow Fund Termination Date in accordance with
Section 3, the Escrow Agent shall retain in the Stock Escrow Fund Escrow Shares having a Market Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved until such claims are resolved.


                                       6.

            (c) Within five business days after the Early Release Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Escrow Shares to distribute to each of the Target Stockholders such Target Stockholder's pro rata portion of the Escrow Shares to be released from the Stock Escrow Fund as of the Early Release Date as determined pursuant to Section 3(i) above, such pro rata portion to be based on the percentage interests in the Stock Escrow Funds set forth in Exhibit A as then in effect.

      5.    VALUATION OF ESCROW SHARES, ETC.

            (a) MARKET VALUE. For purposes of this Agreement, the "MARKET VALUE" of (i) each share of Bridge Preferred or Series E Preferred Stock in the Stock Escrow Fund shall be deemed to be equal to the product of (x) the applicable Liquidation Preference (as defined in the applicable certificate of designations) divided by the applicable Conversion Price (as defined in the applicable certificate of designations) multiplied by (y) the Parent Closing Stock Price, and (ii) each share of Parent Common Stock in the Stock Escrow Fund shall be deemed to be equal to the Parent Closing Stock Price. Before any distribution of Escrow Shares based on the Market Value of such shares is required to be made by the Escrow Agent pursuant to this Agreement, Parent and the Holder Representative shall determine the appropriate Market Value for such shares and shall jointly notify the Escrow Agent of such Market Value. Unless and until the Escrow Agent receives such notice, it need not distribute Escrow Shares. In no event shall the Escrow Agent be required to establish or to verify the Market Value of Escrow Shares.

            (b) SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Escrow Shares pursuant to Section 1(d) hereof. In the event of any such stock split or other similar occurrence, Parent shall deliver to the Holder Representative and the Escrow Agent a revised version of Exhibit A setting forth the new number of Escrow Shares held in the Stock Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional Escrow Shares, the Escrow Agent may assume without inquiry that no such stock has been or is required to be issued with respect to Escrow Shares.

            (c) EXCLUSIVE REMEDY. From and after the Closing, the Stock Escrow Fund (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof) shall be the sole and exclusive remedy of Parent and the other Parent Indemnitees for damages for any inaccuracy in or breach of any representation, warranty, covenant or other obligation contained in the Merger Agreement.

      6. FEES AND EXPENSES. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Funds in the Escrow Accounts, fees and expenses, in accordance with Exhibit B attached hereto, will be payable to the Escrow Agent. The annual Escrow Agent fee will cover the first 12 months of the escrow. In accordance with Exhibit B attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.


                                       7.

      7.    LIMITATION OF ESCROW AGENT'S LIABILITY.

            (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

            (b) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

      8. TERMINATION. This Agreement shall terminate on the Stock Escrow Fund Termination Date; provided, however, that if the Escrow Agent has received from any Parent Indemnitee a Claim Notice in accordance with Section 3(a) hereof setting forth a claim that has not been resolved by the Stock Escrow Fund Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Shares released in accordance with this Agreement.

      9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Holder Representative (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Funds to a successor escrow agent. If a successor Escrow Agent is not so appointed by Parent, the resigning Escrow Agent may apply to a court of competent jurisdiction to appoint one.

      10.   MISCELLANEOUS.

            (a) ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements


                                       8.

(in addition to any other relief to which the prevailing party may be entitled); provided that such amounts, together with the value of other amounts released pursuant to Claim Notices, shall not exceed the aggregate value of the Stock Escrow Fund.

            (b) NOTICES. All notices, requests, claims, demands and other communications delivered under this Agreement to the Escrow Agent shall be delivered in the same manner to the other parties hereto. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties other than the Escrow Agent at the address or facsimile telephone number set forth for such party in Exhibit A or, if not set forth therein, in Section
10.1 of the Merger Agreement or to the Escrow Agent at the addresses set forth below (or at such other address for a party as such party shall be delivered by like notice):

                  STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                  633 West 5th Street, 12th Floor
                  Los Angeles, CA  90071
                  Attention: Corporate Administration (URS/EG&G Technical 2002 Escrow)
                  Telephone: (213) 362-7345
                  Facsimile:  (213) 362-7357


      Notices shall be effective upon receipt. The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

            (c) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            (e) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

            (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any.

            (g) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of


                                       9.

this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            (h) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

            (i) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

            (j) PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Target Stockholders and the parties hereto and their respective successors and assigns, if any.

            (k) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

            (l) TAX REPORTING INFORMATION AND CERTIFICATION OF TAX IDENTIFICATION NUMBERS.

                  (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Cash Escrow Fund shall be allocable to the Person who receives such interest or other income in accordance with Section 2 of this Agreement; provided that to the extent any such interest or other income has not been distributed by March 1, 2003, such amount shall be allocable to Parent. The parties further agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Shares pursuant to this Agreement shall be allocable to the Target Stockholders in accordance with their percentage interests in the Escrow Funds set forth on Exhibit A.

                  (ii) Parent and the Holder Representative (on behalf of each Target Stockholder) agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.


                                      10.

            (m)   CONSTRUCTION.

                  (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (o) INVESTMENT OF CASH PENDING DISTRIBUTION. Any cash received by the Escrow Agent pursuant to Section 1(a) or otherwise for inclusion in the Escrow Accounts shall be invested by the Escrow Agent in (i) the SSgA U.S. Treasury Money Market Fund or (ii) another money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested in obligations issued or guaranteed by the United States government, jointly chosen by Parent and the Holder Representative and reasonably acceptable to the Escrow Agent.


                                      11.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PARENT                                      URS CORPORATION


                                            By:    /s/ Kent P. Ainsworth
                                               --------------------------------
                                            Name:      Kent P. Ainsworth
                                                 ------------------------------
                                            Title: Executive Vice President,
                                                   Chief Financial Officer and
                                                   Secretary
                                                  -----------------------------

MERGER SUBS                                 URS HOLDINGS, INC.


                                            By:   /s/ David C. Nelson
                                               --------------------------------
                                            Name:     David C. Nelson
                                                 ------------------------------
                                            Title: Vice President and Treasurer
                                                  -----------------------------

                                            URS-LSS HOLDINGS, INC.

                                            By:   /s/ David C. Nelson
                                               --------------------------------
                                            Name:     David C. Nelson
                                                 ------------------------------
                                            Title: Vice President and Treasurer
                                                  -----------------------------



HOLDER REPRESENTATIVE                       EG&G TECHNICAL SERVICES HOLDINGS,
                                            L.L.C.


                                            By: /s/ Joseph E. Lipscomb
                                                -------------------------------
                                            Name:   Joseph E. Lipscomb
                                                 ------------------------------
                                            Title:  Vice President
                                                   ----------------------------


ESCROW AGENT                             STATE STREET BANK AND TRUST COMPANY
                                         OF CALIFORNIA, N.A.



                                            By:    /s/ Stephen Rivero
                                               --------------------------------
                                            Name:      Stephen Rivero
                                                  -----------------------------
                                            Title:     Vice President
                                                  -----------------------------


                       Signature Page - Escrow Agreement

                                    EXHIBIT A

NAME, ADDRESS AND FACSIMILE      NUMBER OF ESCROW      STOCKHOLDER'S PERCENTAGE
NUMBER OF STOCKHOLDER            SHARES                INTEREST IN THE ESCROW FUNDS
Carlyle - EG&G, L.L.C.           31,895                74.53%
c/o the Carlyle Group
Attn: Joseph E. Lipscomb
1001 Pennsylvania Ave., N.W.
Suite 200
Washington, D.C.  20004-2505
Facsimile No: (202) 347-9250

EG&G Technical Services          10,900                25.47%
Holdings, L.L.C.
c/o the Carlyle Group
Attn: Joseph E. Lipscomb
1001 Pennsylvania Ave., N.W.
Suite 200
Washington, D.C.  20004-2505
Facsimile No: (202) 347-9250


                                       1.

                                    EXHIBIT B

                            ESCROW FEES AND EXPENSES













                                       1.

[STATE STREET LOGO]


             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                      Schedule of Fees for Escrow Services
   URS CORPORATION / CARLYLE-EG&G HOLDINGS CORP. / LEAR SIEGLER SERVICES, INC.


ACCEPTANCE FEE:                                                        $1,000.00

      This one-time charge, payable at closing, includes acceptance and assumption of responsibility and duties as Escrow Agent;
      review and comment on the form of agreement; and establishment of account(s) in accordance with governing document.

Legal Counsel:    Billed at cost

      Daniel P. Brown, Esq. of Shipman & Goodwin will serve as
      Escrow Agent's counsel.  This fee is payable at closing.

ESCROW AGENT FEE:                                                      $3,500.00

      The fee is payable at funding and annually thereafter, if applicable. Compensates State Street for administrative services in accordance with the Escrow Agreement.

Out-of-pocket Expenses: Billed At Cost

CLAIMS (if applicable):
      Uncontested                                                        $500.00
      Contested                                                     BY APPRAISAL

                        (a)   Ancillary Fees, if applicable See Attachment A

                        (b)   Extraordinary Administrative Expenses:
                                     Billed At Cost

      In addition to the Annual Fee, fees for extraordinary services will be determined and charged by appraisal. Such services may include, but are not limited to, additional responsibilities and services incurred in case of default, or dispute or third party claim.

NOTE: Neither submission nor receipt of this bid shall constitute acceptance by State Street of the transaction, which is the subject of this bid, and State Street reserves the right to modify this bid if the actual transaction differs from the assumptions used in preparing this bid. This bid only indicates State Street's willingness to participate in the solicitation process. This bid is not to be amended without the prior written consent of State Street. Any disagreement between the parties as to the contents of this bid shall be resolved by reference to the original records of


                                       2.

      State Street. After acceptance of this proposal and commencement of review and negotiation of documents, if the transaction fails to close for reasons beyond the control of State Street, we expect the party requesting these services to pay State Street's acceptance fee, legal fees and out-of-pocket expenses.

Dated:                                                              July 9, 2002


                                       3.

                                  ATTACHMENT A

             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                      Schedule of Fees for Escrow Services
   URS CORPORATION / CARLYLE-EG&G HOLDINGS CORP. / LEAR SIEGLER SERVICES, INC.

                        (i)   ANCILLARY FEES, IF APPLICABLE:

SHAREHOLDER CERTIFICATES:

      The annual fee includes the release activity for shareholder certificates registered in the nominee of State Street. However, if certificates are delivered in the name of the individual and if the agreement directs a partial distribution, State Street will charge $10.00 per certificate released. In addition, State Street will charge $10.00 for each additional certificate deposited into the escrow fund by way of stock split, combinations, re-capitalization or otherwise.

DISTRIBUTION (S):

      If the Escrow Agreement directs a pro-rata distribution of principal cash or investment income to the beneficiaries, STATE STREET WILL ASSESS $50.00, for each beneficiary pro-rata distribution, which may be offset at State Street's discretion against each distribution.

DIRECTED SALE:

      State Street will charge $500.00, plus broker commission, for each Directed Sale. In addition, if State Street is required to retain the proceeds from the Directed Sale, an annual fee of $250.00 will be charged to open and maintain a segregated account. THE FEES ASSOCIATED WITH A DIRECTED SALE, SHAREHOLDER ACCOUNTING AND INVESTMENT FEES, IF ANY, WILL BE PAID FROM THE PROCEEDS OF SUCH SALE.

Investment Fee:   $65.00
      Per security purchased (i.e. Treasuries, Agencies, etc.)

INVESTMENT IN STATE STREET INVESTMENT VEHICLES:          40 BASIS POINTS (.0040)
      (Calculated on the Average Daily Net Assets and deducted from earnings)

      SSgA Prime Money Market Fund
      SSgA US Treasury Money Market Fund

                              i)    Foreign Securities (Buy, Sell, Exchange):
                                    $100.00 per security

GLOBAL SEI STATEMENT (FOREIGN SECURITIES):                   $1,000.00 PER ANNUM

LETTER OF TRANSMITTAL:                                    $50.00 PER TRANSMITTAL

PAYMENT TRANSACTION FEE, BY TYPE:
      WIRE TRANSFER (This fee will be deducted from wire amount, if applicable)


                                       4.

      International                                                     $40.00
      Domestic                                                          $25.00

                              b)    Check Issuance $5.00 per check

Dated:                                                            July 9, 2002




                                       5.